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                                                                   EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-83934) and related Prospectus of ZixIt Corporation for the registration of 916,667 shares of its common stock and to the incorporation by reference therein of our report dated January 30, 2002, with respect to the consolidated financial statements of ZixIt Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                 /s/ ERNST & YOUNG LLP


Dallas, Texas
May 22, 2002